As filed with the Securities and Exchange Commission on December 7, 2006
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MANNKIND CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	13-3607736 (I.R.S. Employer Identification Number)

28903 North Avenue Paine
Valencia, CA 91355
(661) 775-5300
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Alfred E. Mann
Chief Executive Officer and Chairman
MannKind Corporation
28903 North Avenue Paine, Valencia, CA 91355
(661) 775-5300
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:

David Thomson, Esq. MannKind Corporation 28903 North Avenue Paine Valencia, CA 91355 (661) 775-5300	D. Bradley Peck, Esq. Cooley Godward Kronish LLP 4401 Eastgate Mall San Diego, CA 92121-1909 (858) 550-6000

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement, as determined by Registrant.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☑ 333-138373
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

CALCULATION OF REGISTRATION FEE

	Proposed Maximum	Amount of
	Aggregate Offering	Registration
Title of Each Class of Securities to Be Registered (1)	Price (2)	Fee (3)
Common Stock, par value $0.01 per share	—	—
Warrants	—	—
Debt Securities	—	—
Total	$15,660,000	$1,675.62

(1)	There are being registered hereunder such indeterminate number of shares of common stock, such indeterminate number of warrants to purchase common stock or debt securities, and such indeterminate principal amount of debt securities as shall have an aggregate initial offering price not to exceed $15,660,000. If any debt securities are issued at an original issued discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $15,660,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities registered also include such indeterminate amounts and numbers of common stock and debt securities as may be issued upon conversion of or exchange for debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the antidilution provisions of any such securities.

(2)	The proposed maximum aggregate offering price per class of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(3)	Calculated pursuant to Rule 457(o) under the Securities Act.

EXPLANATORY NOTE
     This registration statement is being filed to register an additional $15,660,000 worth of shares of our common stock, warrants and debt securities, pursuant to Rule 462(b) of the Securities Act of 1933, as amended. In accordance with Rule 462(b), this registration statement incorporates by reference the contents of our registration statement on Form S-3 (File No. 333-138373) which was declared effective on November 7, 2006, including all amendments, supplements and exhibits thereto and all information incorporated by reference therein, other than the exhibits included herein.
     The required opinions and consents are listed on the Exhibit Index attached to and filed with this registration statement.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valencia, State of California, on December 6, 2006.

MANNKIND CORPORATION
By:	/s/ David Thomson
David Thomson, Ph.D., J.D.
Corporate Vice President, General Counsel and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ * Alfred E. Mann	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	December 6, 2006

/s/ * Hakan S. Edstrom	President, Chief Operating Officer and Director	December 6, 2006

/s/ * Richard L. Anderson	Corporate Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	December 6, 2006

/s/ * Kathleen Connell, Ph.D.	Director	December 6, 2006

/s/ * Ronald J. Consiglio	Director	December 6, 2006

/s/ * Llew Keltner M.D., Ph.D.	Director	December 6, 2006

/s/ * Michael Friedman, M.D.	Director	December 6, 2006

/s/ * Kent Kresa	Director	December 6, 2006

/s/ * Henry L. Nordoff	Director	December 6, 2006

/s/ * David H. MacCallum	Director	December 6, 2006

*By:	/s/ David Thomson
David Thomson, Ph.D., J.D.
Attorney-in-fact

INDEX TO EXHIBITS

Exhibit
Number	Description of Document
5.1	Opinion of Cooley Godward Kronish LLP.
23.1	Consent of Cooley Godward Kronish LLP (included as Exhibit 5.1 to this filing).
23.2	Consent of Independent Registered Public Accounting Firm.
24.1	Power of Attorney (1)

(1)	Previously filed on the signature page to Registrant’s registration statement on Form S-3 (No. 333-138373), filed with the Securities and Exchange Commission on November 2, 2006.